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                                                                   Page 11 of 24

                                                                       EXHIBIT 1


             DIRECTORS AND EXECUTIVE OFFICERS OF THE FILING PARTIES

Set forth below is the name and present principal occupation or employment of each director and executive officer of MLINC and MetLife. MLINC is a holding company and MetLife is an insurance company. The principal business address of MLINC and MetLife is 200 Park Avenue, New York, NY 10166-0188. Unless otherwise noted, the business address for each of the directors and executive officers is c/o MetLife, Inc. Each person listed below is a citizen of the United States.


                                             DIRECTORS

Name And Business Address                  Principal Occupation or Employment
-------------------------                  ----------------------------------

Curtis H. Barnette                         Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP
Skadden, Arps, Slate, Meagher & Flom LLP   (law firm)
1440 New York Avenue, N.W.
Washington, D.C. 20005-2111

Robert H. Benmosche                        Chairman of the Board and Chief Executive
                                           Officer, MLINC and MetLife

Burton A. Dole, Jr.                        Retired Partner and Chief Executive Officer,
                                           Medsouth Therapies, LLC
                                           (rehabilitative health care)

Cheryl W. Grise                            President, Utility Group for Northeast Utilities
P.O. Box 270                               (public utility holding company)
Hartford, Connecticut 06141-0270

James R. Houghton                          Chairman and Chief Executive Officer, Corning Incorporated
Corning Incorporated                       (telecommunications technology)
One Riverfront Plaza
MP HQ E2-6
Corning, New York 14831

Harry P. Kamen                             Retired Chairman of the Board and Chief Executive Officer,
                                           MetLife

Helene L. Kaplan                           Of Counsel, Skadden, Arps, Slate,
Skadden, Arps, Slate, Meagher & Flom LLP   Meagher & Flom LLP
Four Times Square, 44th Floor              (law firm)
New York, New York 10036

John M. Keane                              Retired General, Vice Chief of Staff and Chief
                                           Operating Officer, U.S. Army

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                                                                   Page 12 of 24


Name And Business Address              Principal Occupation or Employment
-------------------------              ----------------------------------

James M. Kilts                         Chairman and Chief Executive Officer,
The Gillette Company                   Gillette Company
Prudential Tower Building
  - 48th Floor
Boston, Massachusetts 02199

Charles M. Leighton                    Executive Director, U.S. Sailing
P.O. Box 1260
15 Maritime Drive
Portsmouth, Rhode Island 02871

Sylvia M. Matthews                     Chief Operating Officer and Executive Director of
The Bill and Melinda Gates             the Bill and Melinda Gates Foundation
  Foundation
1551 Eastlake Avenue East
Seattle, Washington 98102

Hugh B. Price                          Senior Advisor to DLA Piper Rudnick Gray
DLA Piper Rudnick Gray Cary US LLP     Cary US LLP
1251 Avenue of the Americas            (law firm)
New York, New York 10020-1104

Kenton J. Sicchitano                   Retired Global Managing Partner,
                                       PricewaterhouseCoopers LLP
                                       (assurance, tax and advisory services)

William G. Steere, Jr.                 Retired Chairman of the Board and Chief Executive
Pfizer Inc.                            Officer, Pfizer, Inc.
235 East 42nd Street, 22nd Floor       (pharmaceutical company)
New York, New York 10017

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                                                                   Page 13 of 24

                               EXECUTIVE OFFICERS
                             (WHO ARE NOT DIRECTORS)

Name                                   Principal Occupation or Employment
-----                                  ----------------------------------

C. Robert Henrikson                    President and Chief Operating Officer,
                                       MLINC and MetLife

Leland J. Launer, Jr.                  Executive Vice President and Chief Investment
                                       Officer, MLINC and MetLife; Chairman of the
                                       Board, RGA

James L. Lipscomb                      Executive Vice President and General Counsel,
                                       MLINC and MetLife

Catherine A. Rein                      Senior Executive Vice President and Chief
                                       Administrative Officer, MLINC and MetLife

William J. Toppeta                     President, International, MLINC and MetLife

Lisa M. Weber                          President, Individual Business, MLINC and MetLife

William J. Wheeler                     Executive Vice President and Chief Financial
                                       Officer

GenAm Financial is a holding company. The principal business address of GenAm Financial is One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, New York 11101. GenAm Financial is a limited liability company with MetLife serving as its Manager. The directors and executive officers of MetLife are listed above.
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                                                                  Page 14 of 24

Set forth below is the name and present principal occupation or employment of each director and executive officer of GenAm Life. GenAm Life is an insurance company. The principal business address of GenAm Life is 13045 Tesson Ferry Road, St. Louis, Missouri 63128. Unless otherwise noted, the business address for each of the directors and executive officers is c/o MetLife, Inc. Each person listed below is a citizen of the United States.

Name And Business Address              Principal Occupation or Employment
-------------------------              ----------------------------------

Michael K. Farrell                     Senior Vice President, MLINC and MetLife;
10 Park Avenue                         Director, GenAm Life
Morristown, New Jersey 07962

James L. Lipscomb                      Executive Vice President and General Counsel,
                                       MLINC and MetLife; Director, GenAm Life

Eileen C. McDonnell                    Senior Vice President, MLINC and MetLife;
1 Financial Center                     Director, GenAm Life
Boston, Massachusetts 02111

Hugh C. McHaffie                       Senior Vice President, MLINC and MetLife;
501 Boylston Street                    Director, GenAm Life
Boston, Massachusetts 02116

Catherine A. Rein                      Senior Executive Vice President and Chief
                                       Administrative Officer, MLINC and MetLife;
                                       Director, GenAm Life

Stanley J. Talbi                       Senior Vice President, MLINC and MetLife;
                                       Director, GenAm Life

Lisa M. Weber                          President, Individual Business, MLINC and
                                       MetLife; Chairman of the Board, President,
                                       Chief Executive Officer and Director,
                                       GenAm Life; Director, RGA

William J. Wheeler                     Executive Vice President and Chief Financial
                                       Officer, MLINC and MetLife; Director, GenAm
                                       Life

Anthony J. Williamson                  Senior Vice President and Treasurer, MLINC,
                                       MetLife and GenAm Life; Director, GenAm Life

A. Greig Woodring                      President and Chief Executive Officer, Director,
1370 Timberlake Manor Parkway          RGA; Executive Vice President, GenAm Life
Chesterfield, Missouri 63017

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                                                                   Page 15 of 24

Name And Business Address              Principal Occupation or Employment
-------------------------              ----------------------------------

Joseph J. Prochaska, Jr.               Senior Vice President and Chief Accounting
                                       Officer, MLINC, MetLife and GenAm Life

James P. Bossert                       Vice President, MLINC and MetLife; Chief
10 Park Avenue                         Financial Officer, MetLife Investors; Vice
Morristown, New Jersey 07962           President and Chief Financial Officer, GenAm Life